UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2012

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Resignation of Executive Officer and Director

On October 23, 2012, Robert F. O’Connell notified Patriot National Bancorp, Inc. (the “Company”) that he will retire from his position as Senior Executive Vice President and Chief Financial Officer of the Company and Patriot National Bank (the “Bank”), a wholly-owned subsidiary of the Company, and as a director of the Company and the Bank, in each case effective as of November 30, 2012.

Item 5.02(c) – Appointment of Executive Officer

William C. Gray has been appointed as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of December 1, 2012. Mr. Gray, 57, has served as Senior Vice President, Accounting and Finance of the Bank since August 2011. Prior to joining the Bank, Mr. Gray served as Senior Vice President and Chief Financial Officer of Gold Coast Bank from October 2007 through July 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: October 30, 2012	By:	/s/ Christopher D. Maher
Christopher D. Maher
President and Chief Executive Officer